UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 29, 2008
TEKELEC

(Exact name of registrant as specified in its charter)

California	000-15135	95-2746131

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina	27560

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (919) 460-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     As reported in the Current Report on Form 8-K filed by Tekelec (the “Company”) with the Securities and Exchange Commission on January 30, 2008, on January 26, 2008, Jerry V. Elliott notified the Chairman of the Company’s Board of Directors of his decision not to stand for re-election to the Board of Directors at the Company’s Annual Meeting of Shareholders in 2008 (the “2008 Annual Meeting”). On February 29, 2008, Mr. Elliott informed the Board of Directors that notwithstanding his earlier notification, he is now in a position to stand for re-election at the 2008 Annual Meeting.
     On February 29, 2008, Daniel L. Brenner notified the Company’s Board of Directors of his decision not to stand for re-election to the Board of Directors at the 2008 Annual Meeting. Mr. Brenner will continue to serve as a director of the Company until the 2008 Annual Meeting.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec

Dated: March 6, 2008	By:	/s/ William H. Everett

William H. Everett
Executive Vice President
and Chief Financial Officer

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